Exhibit 10.1

AMENDMENT NO. 1

TO

CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS AMENDMENT NO. 1 TO THE CHANGE IN CONTROL SEVERANCE AGREEMENT (the “Amendment”) is made and entered into as of October 6, 2008, by and between CONSOL Energy Inc., a Delaware corporation (including its successors, the “Company”), and William J. Lyons (“Executive”).

WHEREAS, Executive and the Company entered into that certain Change in Control Severance Agreement, dated July 21, 2003 (as amended, the “Agreement”), and the Executive and the Company wish to amend the Agreement in this Amendment.

NOW THEREFORE, in consideration of the mutual promises contained herein, the Executive and the Company hereby agree as follows:

1.	Section 2(b)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(i) A lump sum cash payment equal to (A) two and one-half times Base Pay, plus (B) two and one-half times Incentive Pay. Payment shall be made within thirty (30) days after the Executive’s Termination Date (or the end of the revocation period for the Release, if later).”

2.	Any capitalized term contained herein that is not defined in this Amendment shall have the meaning as set forth in the Agreement.

3.	Except as amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is effective as of the date set forth above.

EXECUTIVE	COMPANY

CONSOL ENERGY INC.

/s/ William J. Lyons	By:	/s/ J. Brett Harvey
William J. Lyons		J. Brett Harvey
Chief Executive Officer